EXHIBIT A
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.01 per share, of Suntech Power Holdings Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 13th day of February 2006.

Zhengrong Shi	/s/ Zhengrong Shi
Zhengrong Shi

D&M Technologies Limited	By:	/s/ Zhengrong Shi
		Name:	Zhengrong Shi
		Title:	Director

Power Surge Trust	Credit Suisse Trust Limited in its capacity as Trustee of the Trust
	By:	/s/ Michael Low
		Name:	Michael Low
		Title:	Authorized Signatory

	By:	/s/ Bee Eng Koh
		Name:	Bee Eng Koh
		Title:	Authorized Signatory

Credit Suisse Trust Limited	By:	/s/ Michael Low
		Name:	Michael Low
		Title:	Authorized Signatory

	By:	/s/ Bee Eng Koh
		Name:	Bee Eng Koh
		Title:	Authorized Signatory